Exhibit 10.11

Translation

No.: 18170007-2013 (LF) Z No. 0008

Small Enterprise Loan Contract

(2012 Version)

Important Notice: This Contract is concluded and entered into by and between the Parties in accordance with laws based on equality and free will, and the terms and conditions of this Contract fully reflect the genuine intention of the Parties hereto. In order to protect legal rights and interests of the Borrower, the Lender hereby draws the Borrower's special attention to the terms and conditions of this Contract in relation to each Party's rights and obligations, in particular those in bold.

Lender: Industrial and Commercial Bank of China Limited, Laifeng Branch

Person in Charge: Yang Mingjie                                                                                                                                                                       Contact Person: Luo Mengjun

Domicile (Address): No. 178, Jiefang Road, Xiangfeng Town, Laifeng County, Hubei Province                                                           Postal Code:445700

Tel.: 0718-6282496                                                                                 Fax: 0718-6282461                                                                                  Email:                                     .

Borrower: Laifeng Anpulo (Group) Food Development Co., Ltd.

Legal Representative: Luo Wenping                                                                                                                                                               Contact Person: Chen Gao

Domicile (Address): No. 8, Fengxiang Avenue North, Xiangfeng Town, Laifeng County, Hubei Province                                        Postal Code: 445700

Tel.: 0718-6285928                                                                                 Fax:                                                                                                          Email:                                 .

Upon equal negotiations and mutual agreement, the Lender and the Borrower enter into this Contract in relation to the provision of relevant loan by the Lender to the Borrower.

Part I General Provisions

Article 1: Purpose of Loan

The purpose of loan is to purchase hogs. Without written consent of the Lender, the Borrower may not use the loan for any other purpose. The Lender may supervise the use of the proceeds of the loan.

Article 2: Amount and Term of Loan

2.1 The currency and amount of the loan hereunder shall be RMB15, 000,000.00 (in words: Saying RMB Fifteen Million Only) (if there is any inconsistency between the amount in figures and the amount in words, the amount in words shall prevail.)

2.2 The term of the loan hereunder shall be one year commencing from the actual drawdown date (or if there are more than one drawdown, the first drawdown date) as stated on the receipt of loan.

Article 3: Interest Rate and Interest

3.1 [Determination of Interest Rate for RMB Loans]

The interest rate for RMB loans shall be determined in accordance with Item (2) below:

(1) Fixed interest rate at ____% per annum, which shall remain unchanged within the term of this Contract..

(2) Floating interest rate, the loan interest rate will be determined based on the benchmark interest rate plus floating range, among them, the benchmark interest rate is the benchmark loan interest rate of People’s Bank of China on the contract effective date (drawdown date / contract effective date) and of the corresponding level of term of loan as agreed in Paragraph 2.2, and the floating range is zero % (floating upward / floating downward / zero). After the Borrower’s drawdown, the loan interest rate shall take 12 (1 / 3 / 6 / 12) month(s) as one period and shall be adjusted in every period, and the interest thereof shall be calculated according to the loan interest rate as adjusted and applicable to such interest period. The interest rate applicable to each interest period subsequent to the initial period shall be determined on the same numerical date in the month of such adjustment as the drawdown date, if there is no same numerical date in the month of adjustment as the drawdown date, the interest rate for such period shall be determined on the last day of such month of adjustment, so it is the same for other period. If the Borrower makes more than one drawdown, the loan interest rate thereof shall be adjusted in accordance with item A below:

A. Regardless of the times of drawdown within one period, the current loan interest rate determined on the determination date of interest rate of such period shall apply, and it will be adjusted in the next period simultaneously.

B. The loan interest rate for each drawdown shall be determined and adjusted respectively.

(3) Other:                                                                                                                                                         .

3.2 [Determination of Interest Rate for Foreign Currency Loans]

Interest rate for foreign currency loans shall be determined in accordance with Item         below:

(1) Fixed interest rate at ____ % per annum, which shall remain unchanged within the term of this Contract.

(2) Floating interest rate. The loan interest rate shall be       month(s)            (LIBOR/HIBOR) (the benchmark interest rate) plus a margin equal to       base point(s) (one base point equals to 0.01%). The margin shall remain unchanged within the term of this Contract. If the Borrower makes more than one drawdown, the loan interest rate for each drawdown shall be calculated separately. After the Borrower has made drawdown, the benchmark interest rate will be adjusted in accordance with Item       below, and the loan interest for each interest period shall be calculated according to the loan interest rate as adjusted and applicable to such interest period:

A. The benchmark interest rate will be adjusted in each interest period as applicable to such benchmark interest rate. The benchmark interest rate applicable to each interest period subsequent to the initial period shall be determined on the same numerical date in the month of such adjustment as the drawdown date. If there is no same numerical date in the month of adjustment as the drawdown date, the benchmark interest rate for such period shall be determined on the last day of such month of adjustment, so it is the same for other period.

B. The benchmark interest rate for each interest period shall be adjusted on the first day of such interest period.

(3) Other:                                                                                                                                                         .

3.3 The loan interest hereunder shall accrue from the actual drawdown date on a daily basis, and be settled every             (month/quarter/half year). Upon maturity of the loan, all outstanding interest shall be paid together with the principal. The daily interest rate shall be applicable annual interest rate/360.

3.4 Penalty interest will be imposed in addition to the loan interest rate hereunder at          % on any overdue amount (overdue penalty interest rate), or at          % on any amount that is used for any purpose other than those set out hereunder (misappropriation penalty interest rate).

Article 4: Drawdown

4.1 The Borrower shall make drawdown in accordance with Item (2) below based on the actual requirement in loan use:

(1) Make drawdown of loan in one lump sum before                          (date);

(2) Make drawdown of loan in installments starting from the effective date of this Contract till September 8, 2014.

(3) Make drawdown in several periods in accordance with the time below, if the Borrower needs to change the time or amount of drawdown based on the progress of use of loan, the Borrower shall acquire the Lender’s consent, provided the Borrower shall make drawdown of all the loan no later than                        (date).

Time of drawdown	Amount of drawdown

4.2 Where the Borrower fails to make drawdown as agreed, the Lender is entitled to cancel the loan not withdrawn by the Borrower, in part or in whole.

Article 5: Repayment

5.1 The Borrower shall repay the loans hereunder in accordance with Item (2) below:

(1) The Borrower shall fully repay the loan in one lump sum upon its maturity.

(2) The Borrower shall repay the loan in installments according to the following schedule (if there is not enough space below, please state the repayment schedule on a separate page):

Planned time of repayment	Planned amount of repayment (Million)
20140808	1
20140908	14

5.2 If the loan hereunder falls in any of the following events, the Borrower shall immediately repay the loan upon receipt of relevant fund, without any compensation to be paid by the Borrower for prepayment caused thereby:

                                                                                                                                                    .

5.3 Except for the event under Article 5.2 above, if the Borrower early prepays any amount of the loan hereunder, the Borrower shall pay compensatory payment to the Lender, the compensatory payment thereof shall be calculated based on the following standard: amount of early repayment X residual term of loan (number of month) X 10%, if the residual number of month is less than one month, it shall be calculated as one month.

Article 6: Security

6.1 If the loan hereunder is a secured loan, the method of security shall be with mortgage + guarantee.

6.2 If the security for the loan hereunder is a security with a maximum secured amount, the relevant security contract (with the maximum secured amount) is as follows:

Name of the security contract (with the maximum secured amount): Maximum Mortgage Contract (No.: 18170007-2012 LF (Mortgage) No. 0004)

Security Provider: Yao Benshuang, Zhou Youxiang

Article 7 Financial Covenants (optional clause: this article is □applicable / □not applicable)

Within the term of this Contract, the Borrower shall comply with the following covenants in relation to financial indicators:

The asset-liability ratio is higher than 75%, and the external security is no more than the net asset.

Article 8: Dispute Resolution

All disputes under this Contract shall be resolved in accordance with Item (2) below:

(1) Such dispute shall be submitted to _________________Arbitration Commission for arbitration at ________________ (place of arbitration) in accordance with the arbitration rules of such commission in force upon submission of arbitration application. The arbitration award shall be final and binding upon both parties; or

(2) Such dispute shall be submitted to the jurisdiction of the competent court of place where the Lender is located.

Article 9: Miscellaneous

9.1 This Contract is made in triplicate, each of the Borrower, the Lender, and the Mortgagorholds onecopy respectively, and each copy shall have equal legal effect.

9.2 The following appendices and other appendices as confirmed by both parties shall constitute integral part of this Contract and have equal legal effect as this Contract:

Appendix 1: Form of Drawdown Notice

Appendix 2: Entrusted Payment Agreement

Article 10: Other Matters Agreed by the Parties

1. The single drawdown amount hereunder shall not exceed RMB 5 million, the time limit thereof shall not exceed 9 months, and the loan fund shall be paid through the entrusted payment of the Borrower;  2. Before paying off the principal and interest of the loan to our bank, the Borrower shall not distribute profit to the shareholder; 3. The Borrower’s external investment and external security with its effective asset shall be consented by our bank in writing; 4. Where the Borrower and its shareholder conduct behavior violating the agreement in Account Supervision Agreement or other committed  obligations, our bank is entitled to announce early expiration of loan and ask the Borrower to further provide legal, effective and sufficient security as approved by our bank, or ask the guarantor to perform guarantee responsibility.

Part II Specific Provisions

Article 1 Interest Rate and Interest

1.1 In the loan of foreign currency, LIBOR means the interbank offered rate of the currency hereunder displayed on the “LIBO=” page of Reuters financial telecommunication terminal at (11:00am, London time) on the Loan drawdown date or two bank working days before the adjustment of benchmark interest rate; HIBOR means the interbank offered rate of the Hong Kong Dollar displayed on the “HIBO=” page of Reuters financial telecommunication terminal at (11:15am, Hong Kong time) on the Loan drawdown date or two bank working days before the adjustment of benchmark interest rate.

1.2 If the loan hereunder adopts a floating interest rate, the interest rate will continue to be adjusted in accordance with the original adjustment rules after such loan is overdue.

1.3 If interest is settled on a monthly basis, the settlement date shall be 20th day of each month; if interest is settled on a quarterly basis, the settlement date shall be 20th day of the last month of each quarter; and if interest is settled on a half-year basis, the settlement date shall be 20 June and 20 December of each year.

1.4 The first interest period shall commence from the actual drawdown date to the first interest settlement date; the last interest period shall commence from the day immediately following the end of the preceding interest period to the final repayment date; and each of the other interest period shall commence from the day immediately following the end of the preceding interest period to the next interest settlement date.

1.5 If the People’s Bank of China adjusts the rules on determining the loan interest rate, such relevant provision of the People’s Bank of China shall apply, the Lender will not otherwise inform the Borrower.

1.6 When the loan interest rate determined when signing this Contract is applied with a certain proportion of floating downward based on the relevant loan benchmark interest rate published by the People’s Bank of China, the Lender is entitled to reevaluate the preferential interest rate offered to the Borrower every year, in accordance with the national policy, the Borrower’s credit status and the change of loan security, the Lender may decide to cancel the preferential interest rate offered to the Borrower, in whole or in part, at its own discretion and inform the Borrower promptly.

Article 2: Advance and Payment of Loan

2.1 The Lender has no obligation to advance any loan to the Borrower until all following conditions have been satisfied by the Borrower or waived by the Lender:

(1) Except for unsecured loans, the Borrower has provided security as required by the Lender and completed relevant formalities for provision of such security, and the security thereof does not occur any change unfavorable to the Lender;

(2) Upon every drawdown, the Borrower’s representation and warranty hereunder are still authentic, accurate and complete, and there is no situation of default under this Contract or under any other contract signed by and between the Borrower and the Lender;

(3) The purpose of loan as stated in the supporting documents provided by the Borrower is consistent with the purpose as agreed hereunder;

(4) Other materials required by the Lender have been submitted to the Lender.

2.2 Where the Borrower uses the loan hereunder to invest in fixed asset, apart from satisfying the preconditions as stated in Article 2.1, the Borrower shall also satisfy the following preconditions:

(1) The loan item has been examined, approved and filed (if necessary) by the competent authority of the State;

(2) The fund of loan item or other supporting funds have been in place in full in accordance with the time and proportion as required;

(3) There is not cost overrun or the cost overrun has been settled through self-financing;

(4) Project progress has been completed as planned, the actual progress of the item is match with invested amount.

2.3 When applying for drawdown, the Borrower shall submit a drawdown notice to the Lender at least 5 bank business days prior to the proposed drawdown date. Once submitted, a drawdown notice will be irrevocable unless otherwise agreed by the Lender in writing.

2.4 After all conditions precedent to drawdown have been satisfied by the Borrower or waived by the Lender, the Lender will remit the loan into a designated account of the Borrower. Such remittance shall be deemed as advance of the loan by the Lender to the Borrower in accordance with this Contract.

2.5 In accordance with relevant regulatory requirement and management requirement of the Lender, drawdown and use of loan shall be made through the entrusted payment of  the Lender, where the Lender will, upon and in accordance with drawdown request and payment entrustment issued by the Borrower, pay the proceeds of the loan to relevant payees for the purpose as agreed under this Contract. For this purpose, the Borrower shall enter into an entrusted payment agreement with the Lender, which shall be attached hereto as an appendix, and shall open or designate a dedicated account with the Lender for such entrusted payment.

Article 3: Repayment

3.1 The Borrower shall repay the principal of and pay the interest on the loan hereunder and other amount payable in accordance with the amount and schedule as required under this Contract. The Borrower shall, on the day that is one bank working day prior to the repayment date and each interest settlement date, deposit into a repayment account opened by the Borrower with the Lender sufficient fund to repay the principal, interest and other amount to be paid on such repayment date or interest settlement date. The Lender may transfer an amount equal to such principal, interest and other amount payable out of such account on such repayment date or interest settlement date without further instruction from the Borrower, or require the Borrower to cooperate in completing relevant formalities for such transfer. If the balance of the repayment account is not sufficient to pay all amounts to be paid by the Borrower, the Lender may decide the priority sequence of each item to be settled.

3.2 If the Borrower applies for prepayment of all or part of the loan, it shall submit a written application to the Lender for its approval 10 bank working days prior to such prepayment, and pay to the Lender relevant compensation as agreed hereunder.

3.3 If the Lender approves any prepayment, the Borrower shall fully pay on the prepayment date all principal, interest and other amounts due and payable as of such prepayment date hereunder.

3.4 The Lender may require the Borrower to early repay any loan based on the Borrower's collection of receivables.

3.5 The applicable interest rate grade (based on term of loan) will not change if the actual term of loan is shortened due to any prepayment by the Borrower or early repayment as required by the Lender in accordance with this Contract.

Article 4 Security

4.1 Except for unsecured loans, the Borrower shall provide legal and effective security acceptable to the Lender for the performance of its obligations hereunder. A security contract will be entered into separately.

4.2 The Borrower shall promptly notify the Lender of any damage, depreciation, title dispute, seizure or attachment of the collateral hereunder, or unauthorized disposal of the collateral by the mortgagor, or any adverse change to the guarantor's financial condition, or any other adverse change to the claims of the Lender, and provide other security that is acceptable to the Lender.

4.3 With the consent of the Lender, where the loan hereunder is secured by a pledge over accounts receivable, the Lender may declare accelerated maturity of the loan and require the Borrower to immediately repay all or part of the principal and pay the interest of the loan, or provide additional legal, effective and sufficient security acceptable to the Lender, if any of the following events occurs within the term of this Contract:

(1) The bad debt ratio in relation to accounts receivable by the pledgor from the payer of such accounts receivable increases for two consecutive months;

(2) The accounts receivable that are due but not recovered by the pledgor from the payer of such accounts receivable represent at least 5% of the total outstanding accounts receivable to be paid by such payer to the pledgor; or

(3) Any trade dispute (including without limitation dispute over quality, technology or service) or debt dispute arises between the pledgor of the accounts receivable and relevant payer or other third party, which may prevent the accounts receivable from being settled when they become due.

Article 5: Account Management

5.1 Where the loan hereunder is used for the requirement of working capital for the Borrower’s production and operation, the Borrower shall designate a special collection account with the Lender, which will be used to collect relevant sales revenue or fund to be used to repay the loan. If any sales revenue is settled by non-cash method, the Borrower shall ensure that the proceeds of such revenue will be promptly transferred into the special collection account when it receives the same.

5.2 The Lender may supervise on the special collection account, including without limitation monitoring and supervising income and expenditure of such account, and the Borrower shall cooperate with the Lender in such supervision. If requested by the Lender, the Borrower shall enter into an account supervision agreement with the Lender.

Article 6: Representations and Warranties

The Borrower hereby makes the following representations and warranties to the Lender, and these representations and warranties will remain valid and effective within the term of this Contract:

6.1 It is eligible to act as a borrower hereunder, and has all qualifications and capacity to enter into and perform this Contract.

6.2 It has obtained all necessary authorizations or approvals to enter into this Contract. Its execution and performance of this Contract does not violate its articles of association, shareholder capital contribution agreement, polling agreement, partnership agreement, or any applicable laws or regulations, nor conflict with any of its obligations under other contracts.

6.3 Its other debts have been repaid when they become due and it has not committed any malicious default in repaying any principal or interest of bank loan.

6.4 It has not committed any material violation of regulations or disciplines during its production and operation in the past one year. Its current senior management has no material negative record.

6.5 All documents and information provided by the Borrower to the Lender are true, accurate, complete and effective and do not contain any false record, gross omission or misleading statement.

6.6 It has not concealed from the Lender any litigation, arbitration or claim involving the Borrower.

6.7 Where the Borrower use the loan hereunder to invest in fixed asset, relevant project thereof and its loan matters are conforming to the requirement of laws and regulations.

Article 7: Undertakings of the Borrower

7.1 The Borrower hereby undertakes to draw down and use the loan in accordance with the schedule and purpose as agreed hereunder. The loan borrowed shall not inflow into security market or futures market in any way, nor be used for other purpose prohibited or restricted by applicable laws and regulations.

7.2 The Borrower hereby undertakes to settle principal, interest and any other amount payable in relation to the loan hereunder in accordance with this Contract.

7.3 The Borrower hereby undertakes to accept and actively cooperate with the Lender's check and supervision on use of the proceeds of the loan (including purpose of the loan) including account analysis, voucher verification and on-site investigation, and to regularly summarize and report information on the use of proceeds of the loan as requested by the Lender.

7.4 The Borrower hereby undertakes to accept credit check by the Lender, to provide true, accurate and complete financial documents and other documents reflecting the Borrower's ability to repay its debts, including all opening banks, bank accounts and balance of deposits etc. as requested by the Lenders, and to actively assist and cooperate with the Lender in investigating, understanding and supervising its production, operation and financial conditions.

7.5 The Borrower hereby undertakes not to distribute any dividend or profit in any form before full settlement of principal, interest and other amount payable in relation to the loan hereunder.

7.6 The Borrower hereby undertakes to obtain prior written consent of the Lender before it carries out any merger, division, decrease of capital, equity change, join of partnership, dissolution of partnership, transfer of material assets and creditor's rights, material external investment, material increase of debt financing and other action that may cause an adverse impact on the Lender's rights and interests.

7.7 The Borrower hereby undertakes to promptly notify the Lender upon occurrence of any of the following events:

(1) Any change to its name, official seal, articles of association, domicile, legal representative or person in charge, and communication address etc.;

(2) Its winding-up, dissolution, liquidation, suspension of business, revocation or cancellation of its business license, or application (or be applied for) for bankruptcy;

(3) It is or may be involved in any material economic dispute, litigation or arbitration, or its property is subject to seizure, attachment or enforcement, or being opened a case for investigation or taken punitive measures by the competent judicial authority, tax administration, or industry and commerce authority  in accordance with applicable laws; or

(4) Any of its shareholders, directors or current senior management personnel or the shareholder and the contributor are suspected of major crime or involved in any material economic dispute.

7.8 The Borrower hereby undertakes to disclose its related party relationship and related transaction to the Lender in a prompt, complete and accurate manner.

7.9 The Borrower hereby undertakes to promptly confirm receipt of all notices sent by the Lender by post or any other means.

7.10 The Borrower hereby undertakes not to dispose of its own assets in a way that will reduce its ability to repay its debts. The Borrower undertakes not to provide security to the benefit of any third party in a way that will harm the Lender's rights and interests.

7.11 The Borrower hereby undertakes to bear the expenses incurred by the Lender for realization of its claim hereunder, including without limitation legal fee, appraisal fee and auction fee etc.

7.12 The debt hereunder is superior to the debts owed by the Borrower to its shareholders, legal representative or person in charge, partner, major contributor or key management personnel and is not subordinated to similar debts owed by the Borrower to other creditors.

7.13 The Borrower hereby undertakes to reinforce the management of environmental and social risks, and agrees to accept the Lender's supervision and inspection in this regard. If requested by the Lender, the Borrower shall provide the Lender with relevant environmental and social risk report.

Article 8: Undertakings of the Lender

8.1 The Lender hereby undertakes to advance the loan to the Borrower in accordance with this Contract.

8.2 The Lender hereby undertakes to keep non-public materials and information provided by the Borrower in respect of its financial affairs and production and operation confidential, unless otherwise required by applicable laws and regulations or agreed hereunder.

Article 9: Default

9.1 The Borrower will be in default upon occurrence of any of the following events:

(1) The Borrower fails to repay any principal, interest or other amount payable in relation to the loan hereunder in accordance with this Contract, or fails to perform any other obligations hereunder, or breaches any of its representations, warranties or undertakings hereunder;

(2) The Borrower fails to provide other security acceptable to the Lender when the security provided hereunder suffers any change that is adverse to the claim of the Lender;

(3) The Borrower fails to settle any other debt when it becomes due (including due to accelerated maturity declared by the creditor), or is in default or breach of any of its obligations under other agreements, which has affected or may affect the performance of its obligations hereunder;

(4) The Borrower's ability to make profit, repay debts or operate its business, or its financial indicators such as cash flow do not comply with agreed standard or suffer deterioration, which has affected or may affect the performance of its obligations hereunder;

(5) The Borrower's production, operation or external investment etc. suffers any material adverse change, which has affected or may affect the performance of its obligations hereunder;

(6) The Borrower or its shareholder, legal representative or person in charge, partner, major individual investor or key management personnel is or may be involved in any material economic dispute, litigation or arbitration, or its property is subject to attachment, seizure or enforcement, or has been opened a case for investigation or taken punitive measures by the competent judicial  or administrative authority, or is reported by any media for the violation of relevant regulations or policies of the State, which has affected or may affect performance of its obligations hereunder;

(7) The Borrower has any change of stock right, holding relation, partnership relation, associated relation, or there is any abnormal change or missing of major individual investor or key management personnel of the Borrower, or any competent judicial authority has launched investigation on or restricted right of freedom of such investor or personnel in accordance with laws, which has affected or may affect the performance of the Borrower's obligations hereunder

(8) The Borrower obtains fund or credit facility from the Lender by using false contracts between the Borrower and its related party or transactions that do not actually exist, or intentionally uses related transactions to evade from or invalidate the Lender's claim;

(9) The Borrower is or may be under winding-up, dissolution, liquidation, suspension of business, or its business license has been or may be revoked or cancelled, or it has applied or been applied, or may apply or be applied, for bankruptcy;

(10) There is any liability accident or major environmental and social risk event caused by the Borrower's violation of applicable laws and regulations, regulatory rules or industry standard in relation to food safety, production safety, environmental protection or other environmental and social risk management, which has affected or may affect the performance of its obligations hereunder;

(11) The Borrower’s legal representative or person in charge, partner, major individual investor or key management personnel involves in underworld activity, drug taking, gambling, smuggling and other illegal activities;

(12) The Borrower has the situation of owing tax, owing expenses, or regularly paying the salary of the staff in arrears.

(13) The Borrower’s legal representative or person in charge, partner, major individual investor or key management personnel occurs default in personal loan or credit card;

(14) Other events that may cause adverse impact on realization of the Lender's claim hereunder.

9.2 If the Borrower is in default, the Lender may take any one or more of the following steps:

(1) The Lender may require the Borrower to remedy its default within a designated period;

(2) The Lender may cease to advance the loans and other amounts to the Borrower under this Contract or any other contract between the Lender and the Borrower, and cancel all or part of the loan or other amount for which the Borrower has not made drawdown;

(3) The Lender may declare immediate maturity of all outstanding loans and other amounts under this Contract or any other contract between the Lender and the Borrower, and require immediate repayment of such loans and amounts;

(4) The Lender may require the Borrower to compensate the Lender against all losses caused by such default of the Borrower; and

(5) Other steps that are set out under applicable laws and regulations, agreed under this Contract or deemed necessary by the Lender.

9.3 If the Borrower fails to repay any loan when it becomes due (including due to accelerated maturity as declared by the Lender), the Lender may impose penalty interest on the Borrower at the overdue penalty interest rate as agreed hereunder from the day immediately following the due date. Compound interest will accrue at the overdue penalty interest rate on any interest that the Borrower fails to pay when it becomes due.

9.4 If the Borrower fails to use the loan for the purpose as agreed hereunder, the Lender may impose penalty interest on the misappropriated part of the loan at the misappropriation penalty interest rate as agreed hereunder from the date of misappropriation. When the loan is being misappropriated, compound interest will accrue at the misappropriation penalty interest rate on any interest that the Borrower fails to pay when it becomes due.

9.5 If both of the penalty interest rates under Articles 9.3 and 9.4 are applicable to the Borrower, the higher of the two interest rates will apply. The two types of penalty interest may not be applied at the same time.

9.6 The Lender may make a public announcement through media to demand repayment if the Borrower fails to repay any principal, interest (including penalty interest and compound interest) or any other amount payable as scheduled.

9.7 If the control relationship between the Borrower and its related party has changed, or any related party of the Borrower is in any event under Articles 91 (excluding Articles 9.1(1) and (2)), which has affected or may affect the performance of the Borrower's obligations hereunder, the Lender may take all steps as set out under this Contract.

Article 10: Deduction and Setoff

10.1 If the Borrower fails to repay any debt due hereunder (including due to accelerated maturity declared by the Lender) in accordance with this Contract, the Lender may deduct relevant amount from all RMB and foreign exchange accounts opened by the Borrower with the Lender or any other branch office of Industrial and Commercial Bank of China to set off such debt, until all debts of the Borrower hereunder are fully settled.

10.2 If the currency of deducted amount is different from that of the loan hereunder, the amount will be converted in accordance with applicable exchange rate published by the Lender on the date of such deduction. The Borrower shall bear all interest and other expenses incurred between the deduction date and the actual settlement date (i.e. the date when the debts hereunder are actually settled after the Lender converts the deducted amount into the currency of the loan hereunder in accordance with applicable State policies on administration of foreign exchange), as well as the difference caused by fluctuation of exchange rate during such period.

10.3 If the amount deducted by the Lender is insufficient to repay all debts owed by the Borrower, the Lender may decide the priority sequence of each item to be settled.

Article 11: Transfer of Rights and Obligations

11.1 The Lender may transfer all or part of its rights hereunder to a third party without consent of the Borrower. The Borrower may not transfer any of its rights or obligations hereunder without written consent of the Lender.

11.2 The Borrower acknowledges that the Lender or Industrial and Commercial Bank of China Limited (ICBC) may, based on operation and management requirements, authorize or appoint another branch office of ICBC to perform the rights and obligations hereunder, or transfer the loan hereunder to another branch office of ICBC for takeover and management. Such transfer by the Lender does not require further consent of the Borrower. The branch office of ICBC that is the transferee of the rights and obligations of the Lender hereunder may exercise all rights hereunder, and may in its own name initiate litigation or arbitration or apply for enforcement in relation to the dispute hereunder.

Article 12: Effectiveness, Amendment and Termination

12.1 This Contract shall take effect as of the date hereof, and terminate upon the date when all of the Borrower's obligations hereunder are fully performed.

12.2 Any amendment to this Contract shall be agreed by the Parties and made in writing. Amended clauses or amendment agreement shall constitute an integral part of this Contract and have equal legal effect as this Contract. The rest terms of this Contract which are not amended shall remain effective. The original terms of this Contract which are to be amended shall remain effective until the relevant amendments take effect.

12.3 Amendments to or termination of this Contract shall not prejudice each Party's right to claim compensation for loss. The dispute resolution clause hereof shall survive termination of this Contract.

Article 13: Governing Law and Dispute Resolution

The execution, validity, interpretation, performance and dispute resolution of this Contract shall be governed by the PRC law. All disputes and controversies arising from or in connection with this Contract shall be firstly solved by the Parties through consultations, if the consultation is impracticable or fails, they shall be solved by the means agreed hereunder.

Article 14: Entire Agreement

Part I (General Provisions) and Part II (Specific Provisions) of this Contract shall constitute a complete “Small Enterprise Loan Contract”, and the same term shall have the same meaning in both parts. Both parts above are applicable to the loan granted to the Borrower hereunder.

Article 15: Notice

15.1 All notices hereunder shall be sent in writing. Unless otherwise agreed, the address of each Party as stated in this Contract will be its address for communication and contact. If the contact address or other contact information of a Party changes, such Party shall promptly notify the other Party of such change in writing.

15.2 If either Party hereto refuses to confirm receipt of a notice or a notice is otherwise unable to be delivered, the Party sending such notice may serve such notice by means of notarization or public announcement.

Article 16: Miscellaneous

16.1 Failure to exercise, partial exercise or delay in exercise by the Lender of any of its rights hereunder will not constitute waiver of or amendment to such right or any other right, nor will it affect the Lender's further exercise of such right or any other right.

16.2 Invalidity or unenforceability of any provision hereof will not affect the validity or enforceability of any other provision hereof or validity of the whole Contract.

16.3 If so required by applicable laws, regulations, or other financial regulators, the Lender may provide the information related to this Contract and other information related to the Borrower to the credit information database of the People's Bank of China or other credit database created in accordance with laws for duly qualified institutions or individuals to check or use. The Lender may also enquire information related to the Borrower by using the credit information basic database of the People's Bank of China or other credit database created in accordance with laws for purpose of execution and performance of this Contract.

16.4 The terms used in this Contract including "related party", "related party relationship", "related transaction", "major individual investor" and "key management personnel" shall have the meaning given to them in the Accounting Standard for Business Enterprises No. 36—Disclosure of Related Parties (Cai Kuai [2006] No. 3) issued by the Ministry of Finance of the People's Republic of China and its amendments.

16.5 The environmental and social risks referred to herein means any harm that may be caused by the Borrower or its material related parties to the environment and society during their construction, production and operation activities, and related risks, including the environmental and social problems in relation to energy consumption, pollution, land, health, safety, relocation and settlement of residents, ecological protection and climate change etc.

16.6 The documents and vouchers prepared and retained by the Lender in relation to the loan hereunder in accordance with its business practice shall constitute valid proof of debt relationship between the Borrower and the Lender, and shall be binding upon the Borrower.

16.7 In this Contract, (1) any reference to this Contract shall include all amendments and supplements to this Contract; (2) the headings are for reference only, and do not constitute any interpretation of this Contract, or restriction on contents or scope of provisions under such headings; and (3) if a drawdown date or repayment date is not a bank working day, it shall be postponed to the immediate following bank working day.

The Parties hereby confirm that all terms of this Contract have been fully negotiated by the Borrower and the Lender. The Lender has brought the Borrower's special attention to all terms in relation to the rights and obligations of each Party, asked the Borrower to fully and accurately understand all such terms, and upon the Borrower's request, made explanation on relevant terms. The Borrower has carefully read and fully understood all contractual terms hereof (including Part I (General Provisions) and Part II (Specific Provisions). The understanding of the Borrower and the Lender of this Contract is consistent, and the Parties have no dispute over the terms of this Contact.

Lender (Seal)

Industrial and Commercial Bank of China Limited, Laifeng Branch (Seal)

Person-in-Charge /Authorized Representative: Yang Mingjie (Signature)

Borrower (Seal)

Laifeng Anpulo (Group) Food Development Co., Ltd. (Seal)

Legal Representative / Authorized Representative: Luo Wenping (Signature)

Date of Signature: September 9, 2013

Appendix 1:

Drawdown Notice

Industrial and Commercial Bank of China, Laifeng Branch:

In accordance with the Small Enterprise Loan Contract (hereinafter referred to as “Loan Contract”) between you and us signed on September 9, 2013 (contract no: 18170007-2013 (LF) Z No. 0008) (the Loan Contract), we have fully satisfied all conditions precedent to drawdown as required under the Loan Contract, and hereby send this drawdown notice to you:

I.	We intend to draw down a loan from you equal to RMB (currency) Fifteen Million Only on September 12, 2013.

II.	The term of loan under this notice is one year, and the maturity date is September 11, 2014.

III.	Please remit the loan to the following account:

Account name: Laifeng Anpulo (Group) Food Development Co., Ltd.           .

Account No.: 1817001219200026925                                                               .

Bank of deposit: Industrial and Commercial Bank of China, Laifeng Branch  .

IV.
In accordance with the Loan Contract and the Entrusted Payment Agreement, RMB Fifteen Million only of this loan will be advanced through entrusted payment arrangement, and   zero   of this loan will be advanced to and paid out by the Borrower at its own discretion.

Under the entrusted payment arrangement mentioned above, after the loan is remitted to our account above, we authorize and appoint you to make relevant payment to the following account for the purpose as agreed under the Loan Contract:

Account name:                                                                                                   .

Account No.:                                                                                                      .

Bank of deposit:                                                                                                  .

[If the loan under this notice is to be paid to more than one payee, please refer to the list of payees and accounts attached hereto.]

V.	We hereby warrant to you that:

1.	The loan under this notice will be used for the purpose as agreed under the Loan Contract;

2.	On the issuing date of this notice and the drawdown date, all representations, warranties and understandings made by us in the Loan Contract remain true, accurate, complete and effective;

3.	As at the issuing date of this notice, there has not been any material adverse change to our production, operation or financial or credit condition;

4.
On the issuing date of this notice, there is no default or expected event of default under or in relation to the Loan Contract. We further warrant that no event of default will occur or continue on the drawdown date; and

5.	This notice is irrevocable once sent.

Borrower (Seal): Laifeng Anpulo (Group) Food Development Co., Ltd. (Seal)

Legal Representative / Authorized Representative: Luo Wenping (Signature)

Date: September 9, 2013

List of Payees and Accounts

Payee No. 1:

Account name: Zhu Qiongzheng                                                                                             .
Account No.: 6212261817000646089                                                                                     .
Bank of deposit: Industrial and Commercial Bank of China, Laifeng Branch                        .
Payment amount: RMB Two Million and Thirty Thousand ONLY                                        .

Payee No.2:

Account name: He Guojun                                                                                                       .
Account No.: 6212261817000646063                                                                                      .
Bank of deposit: Industrial and Commercial Bank of China, Laifeng Branch                         .
Payment amount: RMB One Million Six Hundred and Seventy Thousand ONLY                  .

Payee No.3:

Account name: Xie Anyou                                                                                                        .
Account No.: 6212261817000646071                                                                                      .
Bank of deposit: Industrial and Commercial Bank of China, Laifeng Branch                         .
Payment amount: RMB Two Million Four Hundred and Ten Thousand ONLY                     .

Payee No.4:

Account name: Dai Rong                                                                                                           .
Account No.: 6212261817000085981                                                                                      .
Bank of deposit: Industrial and Commercial Bank of China, Laifeng Branch                         .
Payment amount: RMB Two Million and Ninety Thousand ONLY                                         .

Payee No.5:

Account name: Hu Dan                                                                                                             .
Account No.: 6212261817000085999                                                                                      .
Bank of deposit: Industrial and Commercial Bank of China, Laifeng Branch                         .
Payment amount: RMB Two Million Five Hundred and Thirty Thousand ONLY                  .

Payee No.6:

Account name: Wang Qun                                                                                                        .
Account No.: 6222081817000235476                                                                                      .
Bank of deposit: Industrial and Commercial Bank of China, Laifeng Branch                         .
Payment amount: RMB Two Million Six Hundred and Forty Thousand ONLY                     .

Payee No.7:

Account name: Hu Dingfan                                                                                                      .
Account No.: 6212261817000086005                                                                                      .
Bank of deposit: Industrial and Commercial Bank of China, Laifeng Branch                         .
Payment amount: RMB One Million Six Hundred and Thirty Thousand ONLY                    .

Borrower (Seal): Laifeng Anpulo (Group) Food Development Co., Ltd. (Seal)

Appendix 2:	No.: W.T.Z.F.L.F.(2013) No. 0008

Entrusted Payment Agreement

Entrustor (Party A): Laifeng Anpulo (Group) Food Development Co., Ltd.
Address: Hebaliang, Xiangfeng Town, Laifeng County
Legal representative: Luo Wenping

Entrustee (Party B): Industrial and Commercial Bank of China Limited, Laifeng Branch
Address: No. 178, Jiefang Road, Xiangfeng Town, Laifeng County
Person in charge: Yang Mingjie

Whereas:

(I)
Party A and Party B have concluded and entered into the “Small Enterprise Loan Contract” (hereinafter referred to as Financing Contract) with the number of 8170007-2013 (LF) Z No. 0008, Party B shall provide financing to Party A as agreed in the Financing Contract.

(II)
Pursuant to relevant regulatory provision and Party B’s management requirement, the payment of eligible financing amount or the payment of other entrusted payment amount by Party B as consented by Party A shall be made through entrusted payment, namely Party B will pay the financing amount to the payee of Party A who conforming to the agreed purpose of use in accordance with Party A’s drawdown application and payment entrustment.

Now, therefore, in order to specify the matters regarding entrusted payment of financing, Party A and Party B hereby conclude and enter into this agreement through equal and mutual consultation.

Article 1: Condition of Entrusted Payment

Where the single payment amount of Party A under the Financing Contract reaches to or exceeds RMB             , or meets the following condition, entrusted payment shall be adopted:

Entrusted payment in full.

Article 2: Authorization and Entrustment

For the drawdown conforming to the condition of entrusted payment as agreed herein, Party A hereby authorizes and entrusts Party B to remit the financing amount into the designated account of Party A, and then remit the financing amount into the account of Party A’s payee conforming to the purpose as agreed in the Financing Contract, and provide payment voucher and other relevant materials as required by Party B.

The use of financing amount under the Financing Contract is to purchase raw materials such as hogs etc.

Article 3: Entrusted Payment

(I)	When conducting entrusted payment, Party A shall open or designate dedicated account in Party B for conducting matters regarding entrusted payment.

(II)
When conducting entrusted payment, upon every drawdown, Party A shall provide Party B its loan account and account of payee and supporting documents proving that such drawdown is conforming to the purpose as agreed. Party A shall undertake that all materials provided to Party B are true, complete and effective.

(III)
When conducting entrusted payment, Party B only examines and verifies relevant materials such as payee information, supporting document of financing purpose etc. provided by Party A, where Party B’s failure in completing entrusted payment is due to the relevant materials provided by Party A are untrue, inaccurate or incomplete, Party B shall not assume any responsibility therefor.

(IV)
Where Party B finds any inconsistency or other defects in purpose supporting documents provided by Party A per examination and approval, Party B is entitled to ask Party A for supplement, replacement, explanation or submission of relevant materials again. Before Party A’s submission of materials satisfactory to Party B, Party B is entitled to reject the advance and payment of relevant amounts.

(V)
In accordance with different financing purposes of Party A, Party B is entitled to ask Party A, independent agency institution and other related party to issue relevant supporting documents such as joint certificate etc., Party B will advance and pay the financing amount based on such supporting documents.

(VI)
Per examination and approval, if Party B thinks the materials provided by Party A are consistent with the agreed financing purpose and the drawdown meets the precedent conditions as agreed in the Financing Contract, Party B will firstly remit the financing amount into the account designated by Party A, and then remit the corresponding amount into the account of payee of Party A based on the needs and relevant vouchers submitted by Party A.

(VII)	Provided any one of the following situations, Party B is entitled to re-determine the condition of financing advance and payment, or cease the advance and payment of financing amount:

1.	Party A provides Party B false or invalid materials to acquire financing;

2.	Party A occurs significant adverse change in production and operation, downgrade of credit status or default situation under the Financing Contract;

3.	Where financing amount is used to invest in fixed asset, the project progress falls behind the fund use progress;

4.	Party A fails to draw down and pay the financing amount as agreed in the Financing Contract, causing abnormal use of financing amount;

5.	Party A violates the agreement hereunder and under the Financing Contract, and evades the entrusted payment through breaking up the whole into parts;

6.	The loan account or account of payee designated by Party A has been frozen or stopped payment by the competent authority.

Article 4: Account Frozen or Stop Payment

If the loan account or the account of payee designated by Party A has been frozen or stopped payment by competent authority, causing Party B cannot promptly complete the entrusted payment as entrusted by Party A, Party B shall not assume any responsibility therefor, and Party A’s repayment responsibility incurred  under the Financing Contract will not be affected.

Article 5: Supervision and Inspection on Self-Payment

Where the amounts under Financing Contract are paid by Party A itself, Party A hereby undertakes to accept and actively cooperate with Party B's inspection and supervision on the use of proceeds of the financing amount (including purpose thereof) through account analysis, voucher verification and on-site investigation, and to regularly summarize and report information on the use of proceeds of the financing amount as requested by the Lender.

Article 6: Default Responsibility

(I)	If the materials provided by Party A to Party B are untrue, incomplete or invalid and cause damage to Party B, Party A shall be liable for the compensation therefor.

(II)	Where Party B fails to advance and pay the financing amount promptly as agreed in this Agreement, Party B shall assume the corresponding default responsibility, unless otherwise prescribed herein.

Article 7: Force Majeure and Accident

In case of war, natural disaster and other unpredictable, inevitable or insurmountable force majeure events, or Party B’s system breakdown, communication breakdown or other accidents, causing Party B’s failure to advance and pay the corresponding amount as scheduled, Party B shall not assume any responsibility therefor, provided Party B shall inform Party A promptly.

Article 8: Effectiveness and Termination

This Agreement shall take effect as of the date of signature, and terminate upon the date when all the amounts under the Financing Contract have been drawn down (including the amount hasn’t been drawn down by Party A under the Financing Contract  and has been cancelled by Party B in accordance with the Financing Contract) and Party B has completed all matters regarding entrusted payment.

Article 9: Miscellaneous

This Agreement shall be the appendix to the Financing Contract and shall have the equal legal effect as the Financing Contract. For other matters not covered herein shall be executed in accordance with the agreement of the Financing Contract.

Party A (Seal): Laifeng Anpulo (Group) Food Development Co., Ltd. (Seal)
Legal Representative (Authorized Representative): Luo Wenping (Signature)

Party B (Seal): Industrial and Commercial Bank of China Limited, Laifeng Branch (Seal)
Legal Representative (Authorized Representative): Yang Mingjie (Signature)

Date of Signature: September 9, 2013

The first page Receipt

Industrial and Commercial Bank of China Credit Note

September 16, 2013	No. 0082839

Borrower	Laifeng Anpulo (Group) Food Development Co., Ltd.		Loan account	18170012101200010010	Deposit account	1817001219200026925
Amount of loan	RMB (in words): Fifteen Million ONLY				RMB 15,000,000.00
Purpose	To purchase hogs	Term of loan	Agreed repayment date		September 12, 2014
		1 year	Loan interest rate	6%	Loan contract No.	18170007-2013 (LF) Z No. 0008
The loan listed above has been remitted into the account designated by the Borrower. Reviewed by: Recorded by: